SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TELEFÓNICA, S.A.	TELEFÓNICA EMISIONES, S.A.U.
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Kingdom of Spain	Kingdom of Spain
(Jurisdiction of Incorporation or Organization)	(Jurisdiction of Incorporation or Organization)

n/a	n/a
(IRS Employer Identification No.)	(IRS Employer Identification No.)

Distrito C, Ronda de la Comunicación, s/n	Distrito C, Ronda de la Comunicación, s/n
Madrid, Spain	Madrid, Spain
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

28050	28050
(Zip Code)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c),
please check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d),
please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-159062
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Fixed Rate Senior Notes due 2016 of Telefónica Emisiones, S.A.U.	New York Stock Exchange

Fixed Rate Senior Notes due 2021 of Telefónica Emisiones, S.A.U.	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1: Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
Exhibit Index

Item 1: Description of Registrant’s Securities to be Registered
     The securities to be registered hereby are (i) the Fixed Rate Senior Notes due 2016 (the “2016 Notes”) and (ii) the Fixed Rate Senior Notes due 2021 (the “2021 Notes”) of Telefónica Emisiones, S.A.U. (the “2016 Notes” together with the “2021 Notes,” the “Notes”) and the Guarantee by Telefónica, S.A. related to the Notes (the “Guarantee”). For a description of the Notes and the Guarantee to be registered hereunder, reference is made to the information under the heading “Description of the Notes and the Guarantee” in the Registrants’ Prospectus Supplement filed on February 8, 2011 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, relating to the Registrants’ Registration Statement on Form F-3 (File No. 333-159062) as amended from time to time (the “Registration Statement”), which information is hereby incorporated by reference herein.
Item 2. Exhibits
4.1	Indenture among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor and The Bank of New York Mellon, as Trustee, dated as of May 8, 2009 (incorporated by reference to Exhibit 4.1 of the Registrants’ Form F-3 filed on May 8, 2009)

4.2	Sixth Supplemental Indenture for the Fixed Rate Senior Notes Due 2016 among Telefónica Emisiones, S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee and Paying Agent, dated as of February 16, 2011 (incorporated by reference to Exhibit 4.2 of Telefónica, S.A.’s Form 6-K filed on February 16, 2011)

4.3	Form of Seventh Supplemental Indenture for the Fixed Rate Senior Notes Due 2021 among Telefónica Emisiones, S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee and Paying Agent, dated as of February 16, 2011 (incorporated by reference to Exhibit 4.3 of Telefónica, S.A.’s Form 6-K filed on February 16, 2011)

4.4	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2016 (included in Exhibit 4.2)

4.5	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2021 (included in Exhibit 4.3)

4.6	Guarantee by Telefonica, S.A., dated as of February 16, 2011 (incorporated by reference to Exhibit 4.6 of Telefónica, S.A.’s Form 6-K filed on February 16, 2011)

99.1	Registrants’ Prospectus Supplement, dated February 7, 2011 (incorporated by reference to the Registrants’ filing under Rule 424(b) filed on February 8, 2011)

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SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: February 16, 2011

Telefónica Emisiones, S.A.U. (Registrant)
By:	/s/ Miguel Escrig Meliá
	Name:	Miguel Escrig Meliá
	Title:	Director (Administrador Solidario)

Telefónica, S.A. (Registrant)
By:	/s/ Eduardo Álvarez Gómez
	Name:	Eduardo Álvarez Gómez
	Title:	Director of Financing

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Exhibit Index
4.1	Indenture among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor and The Bank of New York Mellon, as Trustee, dated as of May 8, 2009 (incorporated by reference to Exhibit 4.1 of the Registrants’ Form F-3 filed on May 8, 2009)

4.2	Sixth Supplemental Indenture for the Fixed Rate Senior Notes Due 2016 among Telefónica Emisiones, S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee and Paying Agent, dated as of February 16, 2011 (incorporated by reference to Exhibit 4.2 of Telefónica, S.A.’s Form 6-K filed on February 16, 2011)

4.3	Seventh Supplemental Indenture for the Fixed Rate Senior Notes Due 2021 among Telefónica Emisiones, S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee and Paying Agent, dated as of February 16, 2011 (incorporated by reference to Exhibit 4.3 of Telefónica, S.A.’s Form 6-K filed on February 16, 2011)

4.4	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2016 (included in Exhibit 4.2)

4.5	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2021 (included in Exhibit 4.3)

4.6	Guarantee by Telefonica, S.A., dated as of February 16, 2011 (incorporated by reference to Exhibit 4.6 of Telefónica, S.A.’s Form 6-K filed on February 16, 2011)

99.1	Registrants’ Prospectus Supplement, dated February 7, 2011 (incorporated by reference to the Registrants’ filing under Rule 424(b) filed on February 8, 2011)

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